UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 13, 2003


                                 FX ENERGY, INC.
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             (Exact name of registrant as specified in its charter)


            Nevada                        0-25386                 87-0504461
-------------------------------  ------------------------   -------------------
(State or other jurisdiction of  (Commission File Number)       (IRS Employer
incorporation or organization)                               Identification No.)


                    3006 Highland Drive
                         Suite 206
                   Salt Lake City, Utah                         84106
         ----------------------------------------             ----------
         (Address of principal executive offices)             (Zip code)


                                 (801) 486-5555
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              (Registrant's telephone number, including area code)


                                      N/A
              ----------------------------------------------------
              (Former name, former address, and formal fiscal year,
                         if changed since last report)

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                              ITEM 5. OTHER EVENTS
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         On January 13, 2003, FX Energy, Inc. announced that it has signed an agreement with the Polish Oil and Gas Company ("POGC") to jointly explore approximately 670,000 acres in western Poland's Permian Basin. The acreage block known as Poznan South is on trend with FX Energy's Fences project area where FX Energy last week signed an agreement with CalEnergy Gas, an affiliate of MidAmerican Energy Holdings Company.

         Potential gas reserves in the Polish Permian Basin are expected to come from the Rotliegendes sandstone at a depth of approximately 3,000 meters. The Rotliegendes is productive from several fields developed by POGC along this trend. The Poznan South acreage runs along the full northern border of the Fences project area and also extends both northwest and southeast of the Fences.

         Management believes this new acreage has even greater potential for gas reserves than the Fences project area. The Rotliegendes sandstone accounts for over 40 trillion cubic feet of discovered reserves in the southern North Sea Gas Basin and several times that amount in the Rotliegendes Dutch on-shore fields. Only approximately four trillion cubic feet equivalent of Rotliegendes gas reserves have been discovered in Poland, primarily during the 1960s through the mid-1980s. The advanced technology that accounted for much of the success in the southern North Sea has not been applied to this under-explored gas play in Poland. FX Energy expects to begin discussions with potential farmout candidates at an early date regarding participation in this project so that it can begin drilling as soon as possible.

         FX Energy's strategy for 2003 is to increase its acreage position in Poland, specifically in high potential areas where it can attract industry participation and funding. FX Energy is currently working on other opportunities that meet these criteria.

         FX Energy holds interests in four project areas in Poland:

         The Fences project area covers approximately 265,000 acres in western Poland's Permian Basin. FX Energy currently holds a 49% interest in the Fences project area subject to the right of CalEnergy Gas to earn half of that 49%. POGC holds 51%.

         The Poznan South project area covers approximately 670,000 acres in western Poland's Permian Basin. FX Energy has a 49% interest in Poznan South and POGC holds 51%.

         The Pomerania project area covers approximately 2.2 million acres in western Poland's Permian Basin. FX Energy currently holds a 100% interest in the Pomerania project area except for one block of approximately 225,000 acres, where its interest is 74%, and POGC holds 26%.

         The Wilga project area covers approximately 250,000 acres in central Poland; FX Energy holds a 45% interest.

                                 ______________

         This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves equal to the potential of exploration targets, production amounts or revenues, construction costs or schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside FX Energy's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 2001 annual report on Form 10-K and other SEC reports.


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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           FX ENERGY, INC.
                                           Registrant



Dated:  January 13, 2003                   By  /s/ Scott J. Duncan
                                              ---------------------------------
                                              Scott J. Duncan, Vice-President